EXHIBIT 99.1

                           NEIGHBORS BANCSHARES, INC.
                            2440 Old Milton Parkway
                            Alpharetta, Georgia  30004
                                 (770) 343-6255



                                 April 15, 2004



Dear Shareholder:

     You are cordially invited to attend our annual meeting of shareholders, which will be held at Georgia State University, North Metro Campus, 3705 Brookside Parkway in Alpharetta, Georgia in Room 127 on Tuesday, May 11, 2004 at 10:00 a.m. I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

     The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations during the past year and during the first quarter of fiscal year 2004, as well as our plans for the future.

     To ensure the greatest number of shareholders will be present either in person or by proxy, we ask that you mark, date, and sign the enclosed proxy card, and return it to us in the envelope provided as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and vote in person. You may revoke your proxy at any time before it is voted.

                                       Sincerely,



                                       Phil  Baldwin
                                       President and Chief Executive Officer

                           NEIGHBORS BANCSHARES, INC.
                             2440 Old Milton Parkway
                           Alpharetta, Georgia  30004
                                 (770) 343-6255


                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 11, 2004


     The annual meeting of shareholders of Neighbors Bancshares, Inc. will be held on Tuesday, May 11, 2004 at 10:00 a.m. at Georgia State University, North Metro Campus, 3705 Brookside Parkway in Alpharetta, Georgia in Room 127, for the following purposes:

     (1) To elect ten (10) persons to serve as Class I, Class II and Class III Directors for terms expiring in 2005, 2006 and 2007;

     (2)  To approve the Neighbors Bancshares, Inc. 2004 Stock Incentive Plan;
          and

     (3) To transact any other business as may properly come before the meeting or any adjournments of the meeting.

     The Board of Directors has set the close of business on March 27, 2004 as the record date for determining the shareholders who are entitled to notice of and to vote at the meeting.

     We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, we ask that you mark, date, sign, and return the enclosed proxy card as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.


                                      By Order of the Board of Directors,



                                      Phil Baldwin
                                      President and Chief Executive Officer



April 15, 2004

                           NEIGHBORS BANCSHARES, INC.
                             2440 Old Milton Parkway
                           Alpharetta, Georgia  30004
                                 (770) 343-6255

           __________________________________________________________

                     PROXY STATEMENT FOR 2004 ANNUAL MEETING
           __________________________________________________________


                                  INTRODUCTION

TIME AND PLACE OF THE MEETING

     Our Board of Directors is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Tuesday, May 11, 2004 at 10:00 a.m. at Georgia State University, North Metro Campus, 3705 Brookside Parkway in Alpharetta, Georgia in Room 127, and at any adjournments of the meeting.

RECORD DATE AND MAILING DATE

     The close of business on March 27, 2004 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on or about April 15, 2004.

NUMBER OF SHARES OUTSTANDING

     As of the close of business on the record date, the Company had 10,000,000 shares of common stock, $0.50 par value, authorized, of which 1,157,800 shares were issued and outstanding. Each issued and outstanding share is entitled to one vote on all matters presented at the meeting.

                          VOTING AT THE ANNUAL MEETING

PROPOSALS TO BE CONSIDERED

     ELECTION OF DIRECTORS. Shareholders will be asked to vote on the election of persons to serve as Class I, Class II and Class III Directors of the Company for terms expiring in 2005, 2006 and 2007. The nominees for Class I, II and III Directors are described beginning on page 3.

     APPROVAL OF THE 2004 STOCK INCENTIVE PLAN. Shareholders will be asked to approve the Neighbors Bancshares, Inc. 2004 Stock Incentive Plan. See page 5 for a discussion of this proposal.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF BOTH OF THESE
                                   PROPOSALS.

PROCEDURES FOR VOTING BY PROXY

     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees, FOR approval of the Neighbors Bancshares, Inc. 2004 Stock Incentive Plan, and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy may be voted for a substitute nominee selected by the Board of Directors.

     You can revoke your proxy at any time before it is voted by delivering to Phil Baldwin, President and Chief Executive Officer of the Company, at the main office of the Bank, either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

REQUIREMENTS FOR SHAREHOLDER APPROVAL

     A quorum will be present at the meeting if a majority of the outstanding shares of common stock entitled to vote at the meeting is represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. Only those votes actually cast for the election of a director, however, will be counted for purposes of determining whether a particular director nominee receives sufficient votes to be elected. To be elected, a director nominee must receive more votes than any other nominee for the particular seat on the Board of Directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time we do not know of any competing nominees.

     ABSTENTIONS. A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

     BROKER NON-VOTES. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

     Approval of the Stock Incentive Plan and any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

PROXY SOLICITATION

     The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

                      PROPOSAL ONE:  ELECTION OF DIRECTORS

     The Board of Directors consists of ten (10) members and is divided into three classes which are as nearly equal in number as possible. The directors in each class serve for staggered terms of three years each. The term of each class expires at the annual meeting in the years indicated below and upon the election and qualification of their successors. The Board of Directors unanimously recommends that the shareholders elect the persons identified below as Director Nominees to serve as Class I Directors for a one-year term expiring in 2005, Class II Directors for a two-year term expiring in 2006 and Class III Directors for a three-year term expiring in 2007. The following table sets forth for each nominee and each continuing director: (a) his or her name; (b) his or her age at December 31, 2003; (c) how long he or she has been a director of the Company;
(d) his or her position(s) with the Company, other than as a director; and (e) his or her principal occupation and business experience for the past five years.

                                     DIRECTOR  POSITION WITH THE COMPANY
NAME (AGE)                            SINCE    AND BUSINESS EXPERIENCE
-----------------------------------  --------  ------------------------------------------------
CLASS I DIRECTOR NOMINEES
(For One-Year Term Expiring 2005)

Richard E. Eason, Sr. (56)               2002  Treasurer and Assistant Secretary of the Company; Secretary
                                               Senior Vice President and Chief Financial Officer
                                               of the Bank; previously Chief Financial Officer of
                                               John Dixon & Associates (real estate auction
                                               company); Chief Financial Officer of Integrity
                                               Bank; Executive Vice President of Bank of North
                                               Georgia.

Charles E. Hoff (58)                     2001  Retired national bureau chief of Cable News Network. (CNN)

Benjamin H. Schnell (41)                 2001  Secretary of the Company; Senior Consultant with
                                               FiServ HealthCare Affiliates; previously Bank Consultant
                                               with the Weilage Group; Senior Associate with
                                               PriceWaterhouseCoopers; Network Developer with Georgia
                                               Department of Medical Assistance.


                                        3

                                     DIRECTOR  POSITION WITH THE COMPANY
NAME (AGE)                            SINCE    AND BUSINESS EXPERIENCE
-----------------------------------  --------  ------------------------------------------------

CLASS II DIRECTOR NOMINEES
(For Two-Year Term Expiring 2006)

Phil Baldwin (50)                        2001  President and Chief Executive Officer of the Company and
                                               the Bank; Owner of Keller Williams Realty; previously
                                               President of Prudential Bank.

Thomas E. Boland, Sr. (69)               2003  Special Counsel to the President of Mercer University
                                               of Macon and Atlanta; Retired Chairman of Wachovia
                                               Corporation of Georgia and Wachovia Bank of Georgia,
                                               N.A.

Barbara H. Lebow (55)                    2001  Attorney at Law;  Founder and Owner of Sedona Bank
                                               Consultants, Inc.


CLASS III DIRECTOR NOMINEES
(For Three-Year Term Expiring 2007)

Ramzan Karimi (48)                       2003  Real Estate Investor; President and CEO of M2Z2 Com,
                                               Inc.; GA C-Store, Inc.; M2Z2 LLC; TN C-Store, LLC;
                                               and Tunica Properties, LLC.

Eduardo Montana, Sr. (66)                2001  Pediatrician; Director of International Pediatric
                                               Clinics; Healthcare Consultant.

Victor C. Smith (59)                     2003  Certified Public Accountant; Partner with Waddell
                                               Smith Magoon & Freeman, LLP.

James R. Williams (61)                   2001  Chair, Board of Directors of the Company and the
                                               Bank; Chief Executive Officer of Consultants and
                                               Builders, Inc. (design/build firm); Chairman and
                                               Chief Executive Officer of Parkway Office Suites,
                                               Ltd. (office suite developer); President of
                                               Willford Corporation, LLC (real estate holding
                                               company).

                         PROPOSAL TWO:  APPROVAL OF THE
              NEIGHBORS BANCSHARES, INC. 2004 STOCK INCENTIVE PLAN

     The Board of Directors of the Company adopted the Neighbors Bancshares, Inc. 2004 Stock Incentive Plan on March 9, 2004 for the purpose of granting equity-based incentives in the form of options, either incentive or nonqualified, having a wide variety of terms. Equity compensation is generally perceived as providing recipients with the incentive to focus their efforts toward the continued success of the issuer and serves to align their interests with the interests of stockholders generally. At the annual meeting, shareholders will be asked to consider and vote on the approval and adoption of the Plan which provides for the reservation of 231,560 shares of the Company's common stock, subject to adjustment for certain recapitalizations.

     Applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), restrict the Company's ability, in the absence of shareholder approval, to grant incentive stock options under Code Section 421 and to claim deductions which may otherwise be associated with the grant of non-qualified stock options under Code Section 162(m).

     The following description of the plan is qualified in its entirety by reference to the applicable provisions of the plan document, which is attached as Appendix A.
   ----------

TERMS OF THE 2004 STOCK INCENTIVE PLAN

     ADMINISTRATION. The plan will be administered by a committee (the "Committee") appointed by the Board of Directors consisting of at least two members of the Board of Directors. In appointing the Committee, the Board should consider whether the members of the Committee should satisfy "disinterested" standards under federal tax and securities law. In general terms, a director is considered "disinterested" if such director is not employed by the Company, has never been an officer of the Company, or does not receive compensation from the Company, directly or indirectly, for services in any capacity other than as a director. Limited exceptions to these rules may apply and may be considered when appointing the Committee. The Committee will have the power to determine which eligible persons receive options and the specific terms of each option, subject to the general parameters set forth in the plan.

     TYPES OF AWARDS. The plan permits the Committee to make grants of incentive stock options, as defined in Section 422 of the Code, and nonqualified stock options.

     ELIGIBILITY. The plan, as proposed, allows grants to employees, directors and organizers of the Company and any affiliates; provided, however, in conformity with applicable law, incentive stock options may only be granted to employees.

     STRUCTURE OF INDIVIDUAL AWARDS. The plan provides the Committee with wide latitude in determining the specific terms of any particular option; however, there are certain specific limits described in the plan attributable to federal tax laws and federal banking regulations. Each option granted pursuant to the plan will have to be authorized by the Committee and evidenced by an agreement containing the terms and the conditions of the option. At the time an option is granted, the Committee will determine whether the option is an incentive stock option or a nonqualified stock option.

     The number of shares of common stock as to which an option will be granted and to whom any option is granted will be determined by the Committee in its sole discretion, subject to the provisions of the plan. For tax reasons, the maximum number of shares of common stock that may be awarded to any employee under an option during a single calendar year is 100,000. Options will be made exercisable at such prices and will be made terminable under such terms as are established by the Committee; provided, however, that incentive stock options and nonqualified stock options may be made exercisable at no less than 100% of the fair market value of Company stock determined as of the date of grant and incentive stock options may not have a maximum term that exceeds ten (10) years.

     In the case of incentive stock options, special rules relating to the option term and the exercise price apply for those employees who, at the time of the option grant, own (directly or indirectly) more than 10% of the common stock of the Company or any subsidiary. For purposes of determining an individual's ownership percentage of common stock of the Company, any stock owned by such individual's spouse, parents, grandparents, children, grandchildren and siblings will be attributed to such individual. In addition, any stock owned by a corporation, partnership, estate or trust in which an individual owns an interest is attributed pro-rata to the individual based on the individual's ownership interest in such entity.

     Banking regulators require that any options issued within the first three years after the Bank opens for business contain no more favorable vesting than three-year graded vesting in equal, annual increments. In addition, all options must contain a provision allowing the Bank's primary federal regulator to require an optionee to exercise, or forfeit, all or any portion of an option in the event the Bank's capital falls below prescribed minimum requirements.

     The Committee generally will permit an option exercise price to be paid in cash or through a cashless exercise executed through a broker, or in whole or in part in installments with Company financing for any unpaid portion. The Committee also will have the discretion to facilitate a recipient's satisfaction of any tax withholding obligations arising in connection with the exercise of an option, including the award of a cash bonus.

     The terms of particular options will provide that they terminate, among other reasons, upon the holder's termination of employment or other status with respect to the Company upon a specified date, upon the holder's death or disability or upon the occurrence of a change in control of the Company. The Committee will also have the discretion to extend exercise rights to a holder's estate or personal representative in the event of the holder's death or disability. At the Committee's discretion, options held by an individual who ceases to provide services to the Company may be cancelled, accelerated, paid or continued, subject to the terms of the applicable agreement and to the provisions of the plan.

     The plan, as proposed, generally provides that all rights granted pursuant to options shall not be transferable or assignable, except by the laws of descent and distribution.

     TERM. The plan will not have a specified term; however, under federal tax law, an incentive stock option may only be granted within ten years from the date the plan is adopted by the Board of Directors.

     RECAPITALIZATIONS AND REORGANIZATIONS. The number of shares of common stock reserved for issuance in connection with the grant of options, the maximum number of shares for which options may be granted to any employee in any calendar year, and the exercise price of any option will be subject to adjustment in the event of any recapitalization of the Company or similar event, effected without the receipt of consideration.

     In the event of certain reorganizations, the Committee will have the discretion to provide in the agreement whether an option will be assumed, substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Committee, provided such adjustment is not inconsistent with the express terms of the plan.

     AMENDMENT OR TERMINATION. Although the plan may be amended subsequently by the Board of Directors without stockholder approval, the Board of Directors also will have the discretion to condition any such amendment upon stockholder approval if stockholder approval were deemed necessary or appropriate in consideration of tax, securities or other laws.

     STOCKHOLDER APPROVAL. Adoption of the plan is subject to stockholder approval.

TAX CONSEQUENCES

     The following discussion outlines generally the federal income tax consequences of option grants under the plan.

     NONQUALIFIED OPTIONS. A participant does not recognize income upon the grant of a nonqualified option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a nonqualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and the Company will then be entitled to a corresponding deduction.

     Depending upon the length of the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the nonqualified option was exercised.

     INCENTIVE STOCK OPTIONS. A participant who exercises an incentive stock option will not be taxed at the time he or she exercises the option or a portion thereof. Instead, he or she will be taxed at the time he or she sells the common stock purchased pursuant to the option. The participant will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the participant does not sell the stock prior to two years from the date of grant of the option and one year from the date the shares of stock were transferred to him or her, the participant will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and the Company will not get a corresponding deduction. If the participant sells the stock at a gain prior to that time, the difference between the amount the participant paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock was sold, will be taxed as ordinary income and the Company will be entitled to a corresponding deduction. If the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount will be taxed as capital gain. If the participant sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss.

     Exercise of an incentive stock option might subject a participant to, or increase a participant's liability for, the alternative minimum tax.

SHAREHOLDER APPROVAL

     The Board of Directors seeks shareholder approval of the adoption of the plan and the reservation of 231,560 shares of the Company's common stock for the issuance of options under the plan because approval is required under the Code as a condition to incentive stock option treatment and will maximize the potential for deductions associated with any non-qualified stock options granted under the plan.

     Approval of the plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present, or represented and entitled to a vote, at the annual meeting. Proxies received which contain no instructions to the contrary will be voted for the approval of the adoption of the plan.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                 THE APPROVAL OF THE NEIGHBORS BANCSHARES, INC.
                            2004 STOCK INCENTIVE PLAN


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's Audit Committee has selected the accounting firm of Porter Keadle Moore, LLP, to serve as independent accountants of the Company for the fiscal year ending December 31, 2004. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

                                  OTHER MATTERS

     The Board of Directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matters other than those described in the Notice of Annual Meeting of Shareholders, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders.

     If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.



April 15, 2004

                           NEIGHBORS BANCSHARES, INC.
                                      PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON TUESDAY, MAY 11, 2004

The undersigned hereby appoints Phil Baldwin, President and Chief Executive Officer, or Benjamin H. Schnell, Corporate Secretary, or either of them, as proxies, with the power to appoint his/her substitute, and hereby authorizes him to represent and to vote, as designated below, all of the common stock of Neighbors Bancshares, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at Georgia State University, North Metro Campus, 3705 Brookside Parkway in Alpharetta, Georgia in Room 127 on Tuesday, May 11, 2004 at 10:00 a.m. and at any adjournments of the annual meeting, upon the proposals described in the accompanying notice of the annual meeting and the proxy statement relating to the annual meeting, receipt of which are hereby acknowledged.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSALS.


PROPOSAL  1:   To elect the ten (10) persons listed below to serve as Class I,
               Class II and Class III Directors of Neighbors Bancshares, Inc.
               for staggered terms expiring at the 2005, 2006 and 2007 annual meetings of shareholders:

               Class I Director Nominees   Class II Director Nominees   Class III Director Nominees
                  (Term expiring 2005)        (Term expiring 2006)          (Term expiring 2007)
                  Richard E. Eason, Sr.       Phil Baldwin                 Ramzan Karimi
                  Charles H. Hoff             Thomas E. Boland, Sr.        Eduardo Montana, Sr.
                  Benjamin H. Schnell         Barbara H. Lebow             Victor C. Smith
                                                                           James R. Williams

    [ ]  FOR all nominees listed above        [ ]  WITHHOLD authority to vote
         (except as  indicated below)              for all nominees listed above

INSTRUCTION:   To  withhold  authority  for  any individual nominees, mark "FOR"
               above,  and  write  the  nominees'  names  in  this  space.

               ------------------------------------------------------

PROPOSAL  2:   To  approve  the  Neighbors Bancshares, Inc. 2004 Stock Incentive
               Plan:

               [ ]  FOR               [ ]  AGAINST            [ ]  ABSTAIN


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

     If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                      ------------------------------------------
                                      Signature of Shareholder        Date


                                      ------------------------------------------
                                      Signature of Shareholder        Date

                                      ------------------------------------------
                                      Print Name(s) of Shareholder(s)


Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary.

     I WILL ______    WILL NOT _______ ATTEND THE ANNUAL SHAREHOLDERS MEETING.



                     PLEASE RETURN PROXY AS SOON AS POSSIBLE
                     ---------------------------------------

                                                                      APPENDIX A
                                                                      ----------




                           NEIGHBORS BANCSHARES, INC.
                            2004 STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SECTION 1  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

  1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 2  THE STOCK INCENTIVE PLAN. . . . . . . . . . . . . . . . . . . . . . 3

  2.1     Purpose of the Plan. . . . . . . . . . . . . . . . . . . . . . . . . 3
  2.2     Stock Subject to the Plan. . . . . . . . . . . . . . . . . . . . . . 3
  2.3     Administration of the Plan . . . . . . . . . . . . . . . . . . . . . 3
  2.4     Eligibility and Limits . . . . . . . . . . . . . . . . . . . . . . . 4

SECTION 3  TERMS OF STOCK INCENTIVES . . . . . . . . . . . . . . . . . . . . . 4

  3.1     General Terms and Conditions . . . . . . . . . . . . . . . . . . . . 4
  3.2     Terms and Conditions of Options. . . . . . . . . . . . . . . . . . . 5
      (a)     Option Price . . . . . . . . . . . . . . . . . . . . . . . . . . 5
      (b)     Option Term  . . . . . . . . . . . . . . . . . . . . . . . . . . 5
      (c)     Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
      (d)     Conditions to the Exercise of an Option. . . . . . . . . . . . . 5
      (e)     Termination of Incentive Stock Option. . . . . . . . . . . . . . 5
      (f)     Special Provisions for Certain Substitute Options. . . . . . . . 5
  3.3     Treatment of Awards Upon Termination of Service. . . . . . . . . . . 6

SECTION 4  RESTRICTIONS ON STOCK . . . . . . . . . . . . . . . . . . . . . . . 6

  4.1     Escrow of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . 6
  4.2     Restrictions on Transfer . . . . . . . . . . . . . . . . . . . . . . 6

SECTION 5  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . 6

  5.1     Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
  5.2     Changes in Capitalization; Merger; Liquidation . . . . . . . . . . . 7
  5.3     Cash Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
  5.4     Compliance with Code . . . . . . . . . . . . . . . . . . . . . . . . 7
  5.5     Right to Terminate Service . . . . . . . . . . . . . . . . . . . . . 7
  5.6     Restrictions on Delivery and Sale of Shares; Legends . . . . . . . . 7
  5.7     Non-Alienation of Benefits . . . . . . . . . . . . . . . . . . . . . 8
  5.8     Termination and Amendment of the Plan. . . . . . . . . . . . . . . . 8
  5.9     Stockholder Approval . . . . . . . . . . . . . . . . . . . . . . . . 8
  5.10     Choice of Law . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
  5.11     Effective Date of the Plan. . . . . . . . . . . . . . . . . . . . . 8

                           NEIGHBORS BANCSHARES, INC.
                            2004 STOCK INCENTIVE PLAN


                             SECTION 1  DEFINITIONS

     1.1     Definitions.  Whenever  used herein, the masculine pronoun shall be
             -----------
deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

          (a)     "Affiliate"  means
                   ---------

               (1)     any  Subsidiary  or  Parent;

               (2) an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or

               (3) any entity in which the Company has such a significant interest that the Company determines it should be deemed an "Affiliate," as determined in the sole discretion of the Company.

          (b)     "Bank"  means  Neighbors  Bank.
                   ----

          (c)     "Board  of  Directors"  means  the  board  of directors of the
                   --------------------
Company.

          (d)     "Cause"  has  the  same  meaning as provided in the employment
                   -----
agreement between the Participant and the Company or Affiliate(s) on the date of Termination of Service, or if no such definition or employment agreement exists, "Cause" means conduct amounting to (1) fraud or dishonesty against the Company or Affiliate(s); (2) Participant's willful misconduct, repeated refusal to follow the reasonable directions of the Board of Directors or knowing violation of law in the course of performance of the duties of Participant's service with the Company or Affiliate(s); (3) repeated absences from work without a reasonable excuse; (4) repeated intoxication with alcohol or drugs while on the Company's or Affiliate(s)' premises during regular business hours; (5) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty; or (6) a breach or violation of the terms of any agreement to which Participant and the Company or Affiliate(s) are party.

          (e)     "Change  in  Control"  means  any  one of the following events
                   -------------------
which may occur after the date the Stock Incentive is granted:

               (1) the acquisition by any individual, entity or "group," within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, (a "Person") of beneficial ownership (within the meaning of Rule 13-d-3 promulgated under the Securities Exchange Act of
1934) of voting securities of the Company or the Bank where such acquisition causes any such Person to own fifty percent (50%) or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;

               (2) within any twelve-month period, the persons who were directors of the Company or the Bank immediately before the beginning of such twelve-month period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board of Directors of the Company or the Bank; provided that any director who was not a director as of the beginning of such twelve-month period shall be deemed to be an Incumbent Director if that director were elected to the Board of Directors of the Company or the Bank by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;

               (3) a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Company or the Bank immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or

               (4) the sale, transfer or assignment of all or substantially all of the assets of the Company or the Bank to any third party.

          (f)     "Code"  means  the  Internal Revenue Code of 1986, as amended.
                   ----

          (g)     "Company"  means  Neighbors  Bancshares,  Inc.  a  corporation
                   -------
organized under the laws of the State of Georgia.

          (h)     "Committee"  means  the  committee  appointed  by the Board of
                   ---------
Directors to administer the Plan pursuant to Plan Section 2.3. If the Committee has not been appointed, the Board of Directors in its entirety shall constitute the Committee.

          (i)     "Disability" has the same meaning as provided in the long-term
                   ----------
disability plan or policy maintained or, if applicable, most recently maintained, by the Company or an Affiliate for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board of Directors and shall be supported by advice of a physician competent in the area to which such Disability relates.

          (j)     "Disposition"  means  any  conveyance,  sale,  transfer,
                   -----------
assignment, pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

          (k)     "Fair  Market  Value"  with  regard  to  a  date  means:
                   -------------------

               (1) the price at which Stock shall have been sold on that date or the last trading date prior to that date as reported by the national securities exchange selected by the Committee on which the shares of Stock are then actively traded or, if applicable, as reported by the NASDAQ Stock Market;

               (2) if such market information is not published on a regular basis, the price of Stock in the over-the-counter market on that date or the last business day prior to that date as reported by the NASDAQ Stock Market or, if not so reported, by a generally accepted reporting service; or

               (3) if Stock is not publicly traded, as determined in good faith by the Committee with due consideration being given to (i) the most recent independent appraisal of the Company, if such appraisal is not more than twelve months old and (ii) the valuation methodology used in any such appraisal.

          For purposes of Paragraphs (1), (2), or (3) above, the Committee may use the closing price as of the applicable date, the average of the high and low prices as of the applicable date or for a period certain ending on such date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value.

          (l)     "Incentive  Stock  Option" means an incentive stock option, as
                   ------------------------
defined in Code Section 422, described in Plan Section 3.2.

          (m)     "Nonqualified  Stock  Option" means a stock option, other than
                   ---------------------------
an  option  qualifying  as  an Incentive Stock Option, described in Plan Section
3.2.

          (n)     "Option"  means  a  Nonqualified  Stock Option or an Incentive
                   ------
Stock  Option.

          (o)     "Over  10%  Owner"  means  an  individual  who  at the time an
                   ----------------
Incentive Stock Option is granted owns Stock possessing more than ten percent (10%) of the total combined voting power of the Company or one of its Parents or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

          (p)     "Parent"  means any corporation (other than the Company) in an
                   ------
unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of granting of the Incentive Stock Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          (q)     "Participant"  means  an  individual  who  receives  a  Stock
                   -----------
Incentive  hereunder.

          (r)     "Plan"  means  the  Neighbors  Bancshares,  Inc.  2004  Stock
                   ----
Incentive  Plan.

          (s)     "Stock"  means  the  Company's  $.50  par  value common stock.
                   -----

          (t)     "Stock  Incentive  Agreement"  means  an agreement between the
                   ---------------------------
Company and a Participant or other documentation evidencing an award of a Stock Incentive.

          (u)     "Stock  Incentives"  means,  collectively,  Incentive  Stock
                   -----------------
Options  and  Nonqualified  Stock  Options.

          (v)     "Subsidiary" means any corporation (other than the Company) in
                   ----------
an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Incentive Stock Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A "Subsidiary" shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

          (w)     "Termination  of Service" means the termination of the service
                   -----------------------
relationship, whether employment or otherwise, between a Participant and the Company and any Affiliates, regardless of the fact that severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Service, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Service, or whether a Termination of Service is for Cause.

                       SECTION 2  THE STOCK INCENTIVE PLAN

     2.1     Purpose  of  the  Plan.  The  Plan  is  intended  to  (a)  provide
             ----------------------
incentives to employees, directors and organizers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by employees, directors and organizers by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock; and (c) provide a means of obtaining and rewarding key personnel.

     2.2     Stock  Subject  to  the  Plan.  Subject to adjustment in accordance
             -----------------------------
with Section 5.2, 231,560 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance upon exercise or payment pursuant to Stock
Incentives. At such time as the Company is subject to Section 16 of the Exchange Act, at no time shall the Company have outstanding Stock Incentives subject to Section 16 of the Exchange Act and shares of Stock issued in respect of Stock Incentives in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.

     2.3     Administration  of the Plan.  The Plan shall be administered by the
             ---------------------------
Committee. The Committee shall consist of at least two members of the Board of Directors. During those periods that the Company is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, the Board of Directors shall consider whether each Committee member should qualify as an "outside director" as defined in Treasury Regulations Section 1.162-27(e) as promulgated by the Internal Revenue Service and a "non-employee director" as defined in Rule 16b(3)(b)(3) as promulgated under the Exchange Act. The Committee shall have full authority in its discretion to determine the employees, directors and organizers of the Company or its Affiliates to whom Stock Incentives shall be granted and the terms and provisions of Stock Incentives subject to the Plan. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

     The Committee shall select one of its members as chairman and shall hold meetings at the times and in the places as it may deem advisable. Acts approved by a majority of the Committee in a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     2.4     Eligibility  and  Limits.  Stock  Incentives may be granted only to
             ------------------------
employees, directors and organizers of the Company or any Affiliate; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries shall not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded shall be treated as Nonqualified Stock Option(s). During such periods as required by Code Section 162(m) of the Code and the regulations thereunder for compensation to be treated as qualified performance based compensation, the maximum number of shares of Stock with respect to which Options may be granted during any calendar year to an employee may not exceed 100,000, subject to adjustment in accordance with Section 5.2. If, after grant, the exercise price of an Option is reduced, the transaction shall be treated as the cancellation of the Option and the grant of a new Option. If an Option is deemed to be cancelled as described in the preceding sentence, the Option that is deemed to be cancelled and the Option that is deemed to be granted shall both be counted against the Maximum Plan Shares and the maximum number of shares for which Options may be granted to an employee during any calendar year.

                      SECTION 3  TERMS OF STOCK INCENTIVES

     3.1     General  Terms  and  Conditions.
             -------------------------------

          (a) The number of shares of Stock as to which a Stock Incentive shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2, as to the total number of shares available for grants under the Plan. If a Stock Incentive Agreement so provides, a Participant may be granted a new Option to purchase a number of shares of Stock equal to the number of previously owned shares of Stock tendered in payment of the Exercise Price (as defined below) for each share of Stock purchased pursuant to the terms of the Stock Incentive Agreement.

          (b) Each Stock Incentive shall be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine is appropriate. Each Stock Incentive Agreement shall be subject to the terms of the Plan and any provision in a Stock Incentive Agreement that is inconsistent with the Plan shall be null and void.

          (c) The date a Stock Incentive is granted shall be the date on which the Committee has approved the terms of, and satisfaction of any conditions applicable to, the grant of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive and has taken all such other action necessary to complete the grant of the Stock Incentive.

          (d) The Committee may provide in any Stock Incentive Agreement (or subsequent to the award of a Stock Incentive but prior to its expiration or cancellation, as the case may be) that, in the event of a Change in Control, the Stock Incentive shall or may be cashed out on the basis of any price not greater than the highest price paid for a share of Stock in any transaction reported by any market or system selected by the Committee on which the shares of Stock are then actively traded during a specified period immediately preceding or including the date of the Change in Control or offered for a share of Stock in any tender offer occurring during a specified period immediately preceding or including the date the tender offer commences; provided that, in no case shall any such specified period exceed three (3) months (the "Change in Control Price"). For purposes of this Subsection, any Option shall be cashed out on the basis of the excess, if any, of the Change in Control Price over the Exercise Price to the extent the Option is then exercisable in accordance with the terms of the Option and the Plan.

          (e) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement.

          (f) Stock Incentives shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant; in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of the death of the Participant, by the personal representative of the Participant's estate or if no personal representative has been appointed, by the successor in interest determined under the Participant's will.

     3.2     Terms  and  Conditions  of  Options.  Each Option granted under the
             -----------------------------------
Plan shall be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee shall determine whether the Option is to be an Incentive Stock Option or a Nonqualified Stock Option, and the Option shall be clearly identified as to its status as an Incentive Stock Option or a

Nonqualified Stock Option. At the time any Incentive Stock Option is exercised, the Company shall be entitled to place a legend on the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as shares of Stock purchased upon exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted by the Board of Directors or approved by the Company's stockholders. All Options shall provide that the primary federal regulator of the Bank may require a Participant to exercise an Option in whole or in part if the capital of the Bank falls below minimum requirements and shall further provide that, if the Participant fails to so exercise any such portion of the Option, that portion of the Option shall be forfeited.

          (a)     Option  Price.   Subject  to  adjustment  in  accordance  with
                  -------------
Section 5.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option shall be as set forth in the applicable Stock Incentive Agreement. With respect to each grant of an Incentive Stock Option to a Participant who is not an Over 10% Owner, the Exercise Price per share shall not be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price shall not be less than 110% of the Fair Market Value on the date the Option is granted. With respect to each grant of a Nonqualified Stock Option, the Exercise Price per share shall be no less than the Fair Market Value.

          (b)     Option  Term.  The  term of an Option shall be as specified in
                  ------------
the applicable Stock Incentive Agreement; provided, however that any Option granted to a Participant shall not be exercisable after the expiration of ten
(10) years after the date the Option is granted and any Incentive Stock Option granted to an Over 10% Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted.

          (c)     Payment.  Payment  for  all shares of Stock purchased pursuant
                  -------
to  the  exercise  of an Option shall be made in cash or, if the Stock Incentive
Agreement  provides,  in  a  cashless  exercise  through  a  broker.   In  its
discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder.

          (d)     Conditions  to the Exercise of an Option.  Each Option granted
                  ----------------------------------------
under the Plan shall be exercisable by the Participant or any other designated person, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term notwithstanding any provision of the Stock Incentive Agreement to the contrary. Notwithstanding the forgoing, no Option granted prior to the third anniversary of the date the Bank opens for business shall contain provisions which allow the Option to become vested and exercisable at a rate faster than in equal one-third increments commencing with the first anniversary of the Option's grant date.

          (e)     Termination of Incentive Stock Option Status.  With respect to
                  --------------------------------------------
an Incentive Stock Option, in the event of the Termination of Service of a Participant, the Option or portion thereof held by the Participant which is unexercised shall expire, terminate and become unexercisable no later than three
(3) months after the date of termination of employment; provided, however, that in the case of a holder whose termination of employment is due to death or Disability, up to one (1) year may be substituted for such three (3) month period. For purposes of this Subsection (e), Termination of Service of the Participant shall not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

          (f)     Special  Provisions  for  Certain  Substitute  Options.
                  ------------------------------------------------------
Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

     3.3     Treatment  of  Awards  Upon  Termination  of  Service.  Except  as
             -----------------------------------------------------
otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who suffers a Termination of Service may be cancelled, accelerated, paid or continued, as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Service or such other factors as the Committee determines are relevant to its decision to continue the award.

                        SECTION 4  RESTRICTIONS ON STOCK

     4.1     Escrow  of  Shares.  Any  certificates  representing  the shares of
             ------------------
Stock issued under the Plan shall be issued in the Participant's name, but, if the Stock Incentive Agreement so provides, the shares of Stock shall be held by a custodian designated by the Committee (the "Custodian"). Each applicable Stock Incentive Agreement providing for transfer of shares of Stock to the Custodian shall appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement. During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights, except as provided in the applicable Stock Incentive Agreement, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian shall, as the Committee may provide in the applicable Stock Incentive Agreement, be paid directly to the Participant or, in the alternative, be retained by the Custodian until the expiration of the term specified in the applicable Stock Incentive Agreement and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

     4.2     Restrictions on Transfer.  The Participant shall not have the right
             ------------------------
to make or permit to exist any Disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement. Any Disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement shall be void. The Company shall not recognize, or have the duty to recognize, any Disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement, and the shares so transferred shall continue to be bound by the Plan and the applicable Stock Incentive Agreement.

                          SECTION 5  GENERAL PROVISIONS

     5.1     Withholding.  The  Company shall deduct from all cash distributions
             -----------
under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares. A Participant may pay the withholding obligation in cash, by tendering shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise or, if the applicable Stock Incentive Agreement provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of a Stock Incentive (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

          (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

          (b) Any Withholding Election made will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to the Withholding Election.

     5.2     Changes  in  Capitalization;  Merger;  Liquidation.
             --------------------------------------------------

          (a) The number of shares of Stock reserved for the grant of Options, the maximum number of shares of Stock for which Options may be granted to any employee during any calendar year, the number of shares of Stock reserved for issuance upon the exercise of each outstanding Option, and the Exercise Price of each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision


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
or combination of shares or the payment of an ordinary stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

          (b) In the event of any merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company's assets, other change in the capital structure of the Company or its Stock (including any Change in Control) or tender offer for shares of Stock, the Committee, in its sole discretion, may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company's assets, other change in capital structure or tender offer, including, without limitation; the assumption of other awards, the substitution of new awards, the adjustment of outstanding awards (with or without the payment of any consideration), the acceleration of awards or the removal of restrictions on outstanding awards, all as may be provided in the applicable Stock Incentive Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in the event of any such merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company's assets, other change in the capital structure of the Company or its Stock or tender offer for shares of Stock or the termination of outstanding awards in exchange for the cash value, as determined in good faith by the Committee of the vested and/or unvested portion of the award. The Committee's general authority under this Section 5.2 is limited by and subject to all other express provisions of the Plan. Any adjustment pursuant to this Section 5.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive.

          (c) The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

     5.3     Cash Awards.  The Committee may, at any time and in its discretion,
             -----------
grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

     5.4     Compliance  with  Code.  All  Incentive Stock Options to be granted
             ----------------------
hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such a manner as to effectuate that intent.

     5.5     Right  to  Terminate  Service.  Nothing in the Plan or in any Stock
             -----------------------------
Incentive Agreement shall confer upon any Participant the right to continue as an employee, director, organizer or officer of the Company or affect the right of the Company to terminate the Participant's services at any time.

     5.6     Restrictions  on  Delivery and Sale of Shares; Legends.  Each Stock
             ------------------------------------------------------
Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

     5.7     Non-Alienation  of  Benefits.  Other  than as specifically provided
             ----------------------------
herein, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

     5.8     Termination  and  Amendment of the Plan.  The Board of Directors at
             ---------------------------------------
any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive shall adversely affect the rights of the Participant under such Stock Incentive.

     5.9     Stockholder  Approval.   The  Plan  must  be  submitted  to  the
             ---------------------
stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors.

     5.10     Choice  of Law.  The laws of the State of Georgia shall govern the
              --------------
Plan, to the extent not preempted by federal law.

     5.11     Effective Date of the Plan.  The Plan was approved by the Board of
              --------------------------
Directors on March 9, 2004 and will be effective as of that date.


                                  NEIGHBORS  BANCSHARES,  INC.

                                  By:
                                     ---------------------------------------

                                  Title:
                                        ------------------------------------
ATTEST:


----------------------------
Secretary

     [SEAL]


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